                                 PHOTODISC, INC.
                                       &
                          INDEX STOCK PHOTOGRAPHY, INC.

                      MASTER LICENSING/DISTRIBUTION AGREEMENT
                                  November 1993

                                TABLE OF CONTENTS

            RECITALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

            AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .1

            1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . 1
                 -----------
            2.   Agreement and Relationship of Parties. . . . . . . . . . . 3
                 -------------------------------------
                 2.1 Agreement  . . . . . . . . . . . . . . . . . . . . . . 3
                     ---------
                 2.2 When Sublicense is Effective. . . . . . . . . . . . .  4
                     ----------------------------
                 2.3 Rights Held by Index Stock under Photographer
                     ---------------------------------------------
                 Agreements;   Assignment   of   Certain    Rights   under
                 ----------------------------------------------------------
                 Photographer Agreements. . . . . . . . . . . . . . . . . . 4
                 -----------------------
                 2.4 Nature of Relationship . . . . . . . . . . . . . . . . 4
                     ----------------------
                 2.5 Agreement Photodiscs Sold by Index Stock . . . . . . . 4
                     ----------------------------------------
            3.   Royalties . . . . . . . . . . . . . . . . . . . . . . . .  4
                 ---------
                 3.1 Royalty Amounts and Exclusions. . . . . . . . . . . .  4
                  ------------------------------
                 3.2 Royalty Reporting and Payment. . . . . . . . . . . . . 4
                     -----------------------------
                 3.3 Royalty Obligation Survives Termination  . . . . . . . 5
                     --------------------------------------
            4.   Production of Agreement Photodiscs. . . . . . . . . . . . .5
                 ----------------------------------
                 4.1 Delivery of Photographs. . . . . . . . . . . . . . . . 5
                     -----------------------
                 4.2 Consulting Assistance . . . . . . . . . . . . . . . . .6
                     ---------------------
                 4.3 Duties of PhotoDisc. . . . . . . . . . . . . . . . . . 6
                     --------------------
                 4.4 Abandonment of Agreement Photodisc . . . . . . . . . . 7
                     ----------------------------------
            5    Intellectual Property Rights. . . . . . . . . . . . . . .  7
                 ----------------------------
            6.   Continuing Duties of the Parties. . . . . . . . . . . . . .7
                 --------------------------------
                 6.1 Continuing Duties of Index Stock. . . . . . . . . . . .7
                     --------------------------------
                 6.2 Continuing Duties of PhotoDisc . . . . . . . . . . . . 8
                     ------------------------------

              7.     Representations and Warranties. . . . . . . . . . . .  9
                     ------------------------------
                     7.1 Representations and Warranties of Index Stock. . . 9
                         ----------------------------------------------
                     7.2 Representations and Warranties of PhotoDisc. . . . 9
                         -------------------------------------------
              8.     Confidentiality . . . . . . . . . . . . . . . . . . . 10
                     ---------------
                     8.1 Covenant . . . . . . . . . . . . . . . . . . . .  10
                         --------
                     8.2 Confidential Information Furnished by PhotoDisc . 10
                         -----------------------------------------------
              9.     Cross-Indemnification . . . . . . . . . . . . . . . . 10
                     ---------------------
                     9.1 Indemnification Covenant . . . . . . . . . . . . .10
                         ------------------------
                     9.2 Duty of Index Stock to Further Replace Agreement
                         -------------------------------------------------
                     Images. . . . . . . . . . . . . . . . . . . . . . . . 11
                     ------
              10.    Term and Termination. . . . . . . . . . . . . . . . . 11
                     --------------------
                     10.1 Term. . . . . . . . . . . . . . . . . . . . . .  11
                          ----
                     10.2 Termination for Default. . . . . . . . . . . . . 11
                          ------------------------
              11.    Miscellaneous . . . . . . . . . . . . . . . . . . . . 12
                         -------------
                     11.1 Binding Effect and Assignment. . . . . . . . . . 12
                          -----------------------------
                     11.2 Expenses . . . . . . . . . . . . . . . . . . . . 12
                          ---------
                     11.3 Entire Agreement . . . . . . . . . . . . . . . . 12
                          ----------------
                     11.4 Amendments; Waivers. . . . . . . . . . . . . . . 13
                            -------------------
                     11.5 Enforceability . . . . . . . . . . . . . . . . . 13
                          --------------
                     11.6 Notices.  . . . . . . . . . . . . . .  . . . . . 13
                            -------
                     11.7 Governing Law and Construction. . . . . .  . . . 14
                          ------------------------------
                     11.8 Counterparts. . . . . . . . . . . . . .  . . . . 14
                          -----------
                     11.9 Attorneys Fees. . . .  . . . . . . . . . . . . . 14
                          --------------
              EXHIBIT A Title Development Order and Specification(s) . . . 15

              EXHIBIT B Form of Index Stock Photographer's Agreement . . . 19

                 PHOTODISC, INC. & INDEX STOCK PHOTOGRAPHY, INC.

                     MASTER LICENSING/DISTRIBUTION AGREEMENT

     This PHOTODISC, INC. & INDEX STOCK PHOTOGRAPHY, INC. MASTER LICENSING/DISTRIBUTION AGREEMENT (this "Agreement")is dated November , 1993. The parties to this Agreement ("Parties") are PhotoDisc, Inc. a Washington Corporation ("PhotoDisc"), and Index Stock Photography, Inc., a Delaware Corporation ("Index Stock").

                                    RECITALS

     A. PhotoDisc publishes and sells artwork and digitized images on CD-ROM products and digital distribution unlocking systems, composed primarily of digitized photographic images. These products may be produced in multiple formats and/or languages.

     B. PhotoDisc wishes to contract with Index Stock to license images for PhotoDisc's use on certain PhotoDisc products.

     C. PhotoDisc and Index Stock, on the terms and conditions provided herein, have agreed that Index Stock will provide limited usage/licensing rights to PhotoDisc in return for a royalty.

                                    AGREEMENT

     1. Definitions.

     1.1 "Agreement Images" means the photographic images accepted by PhotoDisc and offered by Index Stock pursuant to the terms of this Agreement.

     1.2 "Agreement Photodiscs" means CD-ROM disks published by PhotoDisc consisting in whole or in part of Agreement Images.

     1.3 "CD-ROM Collection" as used on an order means PhotoDisc's rights to sublicense and distribute to its customers a compilation consisting in whole or in part of Agreement Images assembled together in a CD-ROM volume or collection, usually having an overall theme. CD-ROM Collection rights could be granted for distribution in either MultiMedia or Print form.

     1.4 "Exclusive" means rights in the holder to prohibit any other party, including licensors or sublicensors of the rights, from granting the same rights to others or using the rights themselves.

     1.5 "Minimum Royalty" means the minimum annual royalty amount PhotoDisc must pay to retain rights to produce the Agreement Photodiscs to which the royalty applies. Failure to pay the Minimum Royalty shall, at Index Stock's option, result in a forfeiture of such rights as of the end of the year in which the Minimum Royalty was due; provided, that if any such failure should result in termination of PhotoDisc's production rights, PhotoDisc will cease production of the applicable Agreement Photodisc and will cease all efforts to market such product, other than those necessary to sell any inventory remaining on the date of such termination of rights. PhotoDisc further agrees that all obligations to pay royalties to Index Stock in connection with such sales will survive termination of such rights.

     1.6 "MultiMedia" as used on an Order means PhotoDisc's rights to sublicense and distribute Agreement Images to PhotoDisc's customers for use and reproduction, singly or in combination, in any "electronic medium. "Electronic medium" includes any non paper-based medium in which electronic data may be stored in digital or analog form, including electromagnetic- based media such as hard or floppy disks, optical media or on tape, slide film or video tape.

     1.7  "Order"  means  the  Title   Development   Order  and   Specification,
substantially in the form attached as Exhibit A, describing the terms and specifications of each project involving Agreement Images.

     1.8 "Print" as used on an order means rights to sell Agreement Images to PhotoDisc's customers for use and reproduction, singly or in combination, for output onto paper.

     1.9 "Pay Per Use" as used on an order means PhotoDisc's rights to sublicense and distribute Agreement Images to PhotoDisc's customers, singly or in combination, who pay for each use of the Agreement Images. Pay Per Use rights could be granted for distribution in MultiMedia or Print form.

     1.10 "Thumbnail Rights" means PhotoDisc's rights to sublicense and distribute Agreement Images to PhotoDisc's customers, singly or in combination, in low resolution thumbnail form consisting of less than one megabyte per image. Thumbnail Rights could be granted for distribution in MultiMedia or Print form.

     1.11 "Wholesale Net" means the invoice amount charged by PhotoDisc to each of its unaffiliated customers for an Agreement Photodisc (exclusive of shipping, taxes and insurance charges that are itemized on the invoice) in accordance with its standard wholesale rates. Should PhotoDisc sell the product directly, then the Wholesale Net will equal one-half (1/2) of the retail price. For purposes of this provision, "retail price" will be defined as the invoice amount charged by PhotoDisc to each of its direct customers for an Agreement Photodisc (exclusive of shipping, handling, taxes and insurance charges that are itemized on the invoice) in accordance with its standard retail rates.

     2. Agreement and Relationship of Parties.

     2.1 Agreement.

     2.1.1 Subject to the terms and conditions of this Agreement:

          (a) Index Stock hereby sublicenses to PhotoDisc rights to produce, sublicense, and distribute to end-users the Agreement Images for and limited to the purposes of this Agreement and agrees to provide certain consulting services in connection therewith; and

          (b) PhotoDisc hereby agrees to produce and distribute to end-users the Agreement Images and Agreement Photodiscs and pay royalties to
Index Stock in consideration   for  such  rights  and  services  to  PhotoDisc,
and to make commercially reasonable efforts to limit the uses made by end-users of the Agreement Images to those specified in this Agreement and applicable end-user licenses.

     2.1.2 PhotoDisc may assign or sublicense its rights to a wholly-owned subsidiary on a royalty-free non-transferable basis; provided, that such sublicense may not be granted to reduce end-user licenses or otherwise evade royalty obligations to Index Stock. No such assignment or sublease shall relieve Photodisc of any of the obligations under this Agreement.

     2.1.3  Any  companies   affiliated  with  PhotoDisc  to  which  rights  and
obligations are transferred under this Agreement will be deemed to be parties to this Agreement and subject to the terms and conditions hereof.

     2.1.4 The form of end-user license applicable to each project agreed upon hereunder will be attached to the Order for that project. Index Stock will indicate on the Order whether it approves of such end-user license, which approval will not be unreasonably withheld. Thereafter, PhotoDisc will notify Index Stock of any material changes in the applicable end-user license form, but Index Stock will have no further approval rights pursuant to this subparagraph unless such revisions grant end-users more rights vis a vis PhotoDisc than did the prior version.

     2.2 When Sublicense is Effective. The sublicense granted by Index Stock pursuant to this Section 2.1 will take effect automatically as to a given set of Agreement Images with the delivery of photographs of those Agreement Images to PhotoDisc pursuant to Section 4.2 for the production of an Agreement Photodisc.

     2.3 Rights held by Index Stock under Photographer Agreements. A true and correct copy form of Index Stock's standard agreement with its Photographers is attached hereto as Exhibit B.

     2.4 Nature of Relationship. PhotoDisc and Index Stock expressly acknowledge and agree that their relationship is one of contract and customer-independent contractor only and is not one of partnership, joint venture, principal-agent, or any other legal identity.

     2.5 Agreement Photodiscs Sold by Index Stock. Index Stock will have the right to distribute and sell to its customers the number of Agreement Photodiscs set forth on each Order. PhotoDisc will provide these products at prices and terms similar to other PhotoDisc distributors purchasing in similar quantities, under similar terms and conditions. PhotoDisc will furnish to Index Stock, for promotional use only and not for resale, no more than the number of copies of each Agreement Photodisc set forth on the applicable order for no charge. Notwithstanding the above, PhotoDisc agrees that Index Stock is under no obligation to purchase any Agreement Photodiscs. Furthermore, PhotoDisc agrees that any Index Stock purchases of Agreement Photodiscs will be treated as sales for purposes of this Agreement and a credit for them will be included in the calculation of the quarterly royalty due to Index Stock.

     3. Royalties.

     3.1 Royalty Amounts and Exclusions. PhotoDisc will pay to Index Stock the royalties set forth on the applicable Order.

     3.2 Royalty Reporting and Payment.

     3.2.1 PhotoDisc will keep full, true and accurate books of account required for the purpose of showing royalty amounts payable to Index Stock pursuant to this Agreement.

     3.2.2 Within 21 days following the end of each calendar quarter (the "Payment Date"), PhotoDisc will (i) deliver records showing its Wholesale Net revenues received in the preceding quarter, as well as the total number of Agreement Photodiscs sold in such quarter and the price at which such units were sold. PhotoDisc will also make the appropriate royalty payment therewith, prorated in accordance with the number of Agreement Images on such Agreement
Photodiscs. Where full records are not available as of the Payment Date, PhotoDisc will furnish to Index Stock a report with all information then available and will pay to Index Stock a royalty amount equal to PhotoDisc's best good faith estimate of the amount due. As soon as possible after the Payment Date, but in no event later than fifteen (15) days thereafter, PhotoDisc will
(i) deliver to Index Stock a final report, which will include the amount of any increase or decrease of the royalty due for such quarter and such other final information as is set forth above, and (ii) pay the amount of any increase to Index Stock or notify Index Stock of any amount to be refunded, which refund, if any, will be paid by Index Stock no later than fifteen (15) days after the date of such notification.

     3.2.3 Index Stock and its accountant will be granted reasonable access to all PhotoDisc records pertinent to the performance of PhotoDisc's obligations pursuant to this Section 3, upon reasonable notice to PhotoDisc and in a manner that does not unreasonably disrupt the business of PhotoDisc. Neither Index Stock nor its accountant will make copies of or remove such records unless specifically approved by PhotoDisc and in no event will such records include customer lists. Upon the approval of PhotoDisc, not to be unreasonably withheld, Index Stock or its accountant may make and remove summaries of such records, provided that Index Stock acknowledges, and will cause its accountant to acknowledge in writing, that such summaries are confidential information subject to the provisions of Section 8. If an error of more than five percent is found by any audit performed by Index Stock pursuant to the terms of this Section 3, PhotoDisc will pay the reasonable costs of the audit.

     3.3 Royalty Obligation Survives Termination. PhotoDisc's responsibility to pay royalties as provided hereunder will survive any termination of this Agreement.

     4. Production of Agreement Photodiscs.

     4.1 Delivery of Photographs.

     4.1.1 PhotoDisc will notify Index Stock that it wishes to develop an Agreement Photodisc by furnishing to Index Stock a proposed order. Once the terms of that Order are agreed upon, it will be signed, dated and attached to Exhibit A. The date of such order will constitute the "Notice Date."

     4.1.2 For all Agreement Photodiscs it agrees to develop, Index Stock will provide within 60 days after the Notice Date all Agreement Images required for the Agreement Photodisc (such 60-day period, the "Development Period"). Images supplied by Index Stock will be photographs or duplicates of like quality to the originals capable of being scanned by PhotoDisc pursuant to Section 4.3. The photographs will contain basic keywording providing for the photographer's name, location of photo, and any other agreed upon indexing information. Index Stock agrees that PhotoDisc will have, free of charge, access to all information reasonably necessary for the purposes of this Agreement, subject to the provisions of Section 8, maintained by Index Stock with respect to Agreement Images supplied to PhotoDisc hereunder; provided, that this provision does not require Index Stock to generate any information additional to the basic keywording information described in this subsection 4.1.2 and that Index Stock is not required to provide any information about previous sales or users of the Agreement Images.

     4.1.3 Upon delivey of the photographs proposed for inclusion in an Agreement Photodisc, PhotoDisc will be entitled to review the proposed Agreement Images and reject up to 40% of such Agreement Images, describing generally how they should be replaced. Index Stock will thereupon be required to use its reasonable efforts to provide replacement Agreement Images within thirty (30) business days. Index stock will have no further obligation to supply Agreement Images for that Agreement Photodisc other than pursuant to Section 9.2.

     4.2 Consulting Assistance. Index Stock will consult with PhotoDisc, subject to PhotoDisc's editorial control, in determining PhotoDisc titles, layout, image selection and other matters that are pertinent to the assembly and production of Agreement Photodiscs. PhotoDisc agrees that it will not require Index Stock to spend more than 5 hours per week on such consultation or more than a total of 80 hours during the course of producing an individual Agreement Photodisc. This limitation will not apply to services performed by Index Stock pursuant to
Section 4.1.

     4.3 Duties of PhotoDisc.

     4.3.1 PhotoDisc will scan slides furnished by Index Stock onto a computer at an output size, with lines per inch, and for storage on such media as are set forth on the applicable order. The Order will also contain any other pertinent specifications. PhotoDisc will scan all Agreement Images for each disk, cataloging the Agreement Images with key words, compressing the Agreement Images for storage on magnetic and optical disks, creating an on-screen catalog for storage and retrieval of Agreement Images and packaging the disks with relevant information about photographers' copyrights, photographers' credits, Index Stock's credits and any other agreed upon information. Following its use of the Agreement Images supplied by Index Stock, PhotoDisc will return the Agreement Images to Index Stock.

     4.3.2 PhotoDisc agrees to be make commercially reasonable efforts to protect the copyrights held by Index Stock and its associated photographers on the Agreement Images from any infringement or claim thereof by any purchaser, recipient, or user of an Agreement Photodisc; provided, that PhotoDisc will cooperate with Index Stock if, at its own expense, Index Stock wishes to make additional efforts to protect such copyrights. PhotoDisc's failure to make such efforts will be considered a breach of this agreement. PhotoDisc agrees to transfer to Index Stock any information and evidence it may hold or know of that would help Index Stock pursue any potentially infringing party. PhotoDisc agrees to make all reasonable efforts to preserve, protect, and return any photographic materials Index Stock delivers to it, whether they are original images or duplicates of original images. Furthermore, PhotoDisc agrees to make all reasonable efforts to preserve the quality of the Agreement Images in any products it creates using them.

     4.4 Abandonment of Agreement Photodisc.

     4.4.1 PhotoDisc will have rights to abandon the development of an Agreement Photodisc at any time prior to its release to customers. For purposes of this provision, an "abandonment" will be deemed to have occurred if the Agreement Photodisc is not released within six months following the conclusion of the applicable Development Period. Following its decision to abandon development of an Agreement Photodisc, PhotoDisc will immediately return all copies of originals of the Agreement Images that it may hold and destroy all electronic copies of the Agreement Images.

     4.4.2 All rights to Agreement Images contained in any abandoned Agreement Photodisc will revert to Index Stock.

     5. Intellectual Property Rights. PhotoDisc will endeavor to acquire, and Index Stock agrees not to assert, trademark rights to the name "PhotoDisc", "Photodisc", and copyrights and Agreement Photodiscs (the "PhotoDisc Intellectual Property Rights"). Index Stock will endeavor to acquire, and PhotoDisc agrees not to assert, trademark rights to the name "Index Stock Photography, Inc.", "Telephoto", "Black Box" Copyrights in the Agreement Images and copyrights in Index Stock's marketing and related promotional materials to be developed in connection with sales of Index Stock products. Nothing herein contained shall give PhotoDisc any rights to the Agreement Images except expressly licensed in this Agreement, and Photodisc acknowledges that copyrights in the Agreement Images shall at all times belong to Index Stock and or the respective photographers thereof.

     6. Continuing Duties of the Parties.

     6.1 Continuing Duties of Index Stock.

     6.1.1 For the term of this Agreement, Index Stock agrees to:

          (a) cooperate with PhotoDisc in PhotoDisc's efforts to perfect any of the PhotoDisc Intellectual Property Rights and make commercially reasonable efforts to enforce protection of any copyrights held by either Party to this Agreement;

          (b) assist PhotoDisc by notifying it of any possible infringements of the PhotoDisc Intellectual Property Rights of which it becomes aware; and

          (c) perform all of its obligations with photographers and any other consultants and subcontractors it engages to assist it in performing under this Agreement.

     6.1.2 Index Stock grants to PhotoDisc the right to inspect, upon reasonable notice and without disrupting the business of Index Stock, license agreements with photographers supplying images to Index Stock in connection with Index Stock's performance under this Agreement.

     6.2 Continuing Duties of PhotoDisc. For the term of this Agreement, PhotoDisc agrees to:

          (a) make commercially reasonable efforts to promote sales of Agreement Photodiscs through trade advertising, direct mail, trade shows, promotions and public relations and to sell through retail dealers, direct mail/catalog marketers and retail customers;

          (b) notify Index Stock of any material changes in its form user licenses and make commercially reasonable efforts to enforce the terms of its user licenses;

          (c) take no action, and make commercially reasonable efforts to
ensure that end-users  of  Agreement   Photodiscs  take  no  action,  that
violates or is inconsistent with Index Stock's obligations to photographers pursuant to the pertinent License Agreements;

          (d) cooperate with Index Stock in Index Stock's efforts to perfect any of the Index Stock Intellectual Property Rights and make commercially reasonable efforts to enforce protection of any copyrights held by either Party to this Agreement;

          (e) assist Index Stock by notifying it of any possible infringements of the Index Stock Intellectual Property Rights of which it becomes aware; and

          (f) notify Index Stock of any violation of the terms of its end-user license agreements within 30 days of the date PhotoDisc discovers the violation.

   7. Representations and Warranties.

   7.1   Representations  and  Warranties  of Index Stock.   As an inducement to
PhotoDisc to enter into this Agreement, Index Stock hereby represents and warrants to the best of its knowledge as follows:

          (a) the Agreement Images provided by Index Stock pursuant to this Agreement will represent the original work of its photographers and will not infringe upon any copyright or any other intellectual property right possessed by any other party;

          (b) Index Stock possesses rights to sublicense to PhotoDisc the Agreement Images as provided in this Agreement, and execution of this Agreement is the only step required to vest in PhotoDisc the rights transferred hereunder;

          (c) no rights have been granted by Index Stock to any third parties inconsistent with those rights granted to PhotoDisc hereunder;

          (d) no rights have been granted by Index Stock's photographers to any third parties inconsistent with those rights granted to PhotoDisc hereunder;

          (e) Index Stock is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the right and power to carry on its business as now conducted and full power and authority to enter into this Agreement; and

          (f) this Agreement has been duly executed and delivered by it and is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be
limited by applicable   bankruptcy,   insolvency, or similar laws affecting
the enforceability of creditors' rights generally.

     7.2 Representations and Warranties of PhotoDisc. As an inducement to Index Stock to enter into this Agreement, PhotoDisc hereby represents and warrants to the best of its knowledge that PhotoDisc is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the right and power to carry on its business as now conducted with full power and authority to enter into this Agreement; and this Agreement has been duly executed and delivered by it and is its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforceability of creditors' rights generally.

     8. Confidentiality.

     8.1 Covenant. Each Party agrees to hold, and will use its best efforts to cause its affiliates, employees, and agents to hold, in confidence, all documents and information furnished by the other Party in connection with this Agreement (any such information being "Confidential Information"), except to the extent that any Confidential Information can be shown to have been (i) previously known on a non-confidential basis by the other Party, (ii) in the public domain through no fault of the Party receiving the Confidential Information or its affiliates, employees, or agents, (iii) lawfully acquired by such receiving Party or its affiliates, employees, or agents from sources other than the furnishing Party, (iv) disclosed pursuant to legal requirements, or (v) disclosed pursuant to securities due diligence, if such disclosure is consented to in writing by PhotoDisc, which consent will not be unreasonably withheld (but which may be conditioned upon the signing of an appropriate Confidentiality

Agreement). This covenant will require each Party to exercise at least that level of care with respect to the Confidential Information provided by the other Party that the Party exercises with internally generated information it treats as confidential. This covenant will survive any termination of this Agreement.

     8.2 Confidential Information Furnished by PhotoDisc. The Confidential Information includes, this Agreement, the terms of Exhibit A and B and, without limitation, the following:

          (a) trade secrets and other intellectual property rights PhotoDisc develops in connection with the scanning, printing, marketing, and distribution of the Agreement Photodiscs;

          (b) information disclosed to Index Stock under the royalty reporting provisions of this Agreement;

          (d) existing or future products of other publishers and suppliers of which PhotoDisc acquires knowledge; and

          (e) the terms of this Agreement.

     9. Cross-Indemnification.

     9.1 Indemnification Covenant. Index Stock and PhotoDisc agree to promptly defend and indemnify each other against and to hold each other harmless from, against and in respect of and pay or reimburse each other for, any and all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, arising from, relating to or in connection with a breach by the other Party of any representation, warranty or covenant made by such other Party in this Agreement. The indemnifying party shall have control over any claim arising hereunder, including the right to designate council and to have the control over the defense and settlement claim.

     9.2 Duty of Index Stock to Further Replace Agreement Images. If an Agreement Image is found to infringe the rights of another such that its use is legally enjoined, Index Stock will immediately procure for PhotoDisc the right to continue using, marketing and distributing the Agreement Images as allowed under this Agreement or replace the Agreement Image with an image of substantially similar quality and subject matter. If it is necessary to repress the applicable Agreement Photodisc as a result of measures taken to eliminate infringements, Index Stock and PhotoDisc will share evenly the fixed costs of such work.

     10. Term And Termination.

     10.1 Term. Subject to earlier termination for default as provided below, this Agreement will have a 2 Year term which will be extended for three successive one-year terms unless one Party timely notifies the other of its wish to terminate the Agreement. Such notice will be effective to terminate this Agreement as of the end of the second, third, or fourth years hereof, respectively, if the notice is delivered to the other Party at least 90 days before each of these dates.

     10.2 Termination for Default.

     10.2.1 This Agreement may be terminated by a Party upon a bankruptcy of the other Party or an uncured breach of a material term of this Agreement by the other Party. Subject to subsection 10.2.2, termination upon a breach of a material term will be effective where such breach remains uncured for a period of 60 days following written notice thereof by the non-breaching Party, provided that such non-breaching Party provides written notice of such termination. For purposes of this provision, a "bankruptcy" will be defined as (i) the commencement of either Party of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by the authorization of either of them of the commencement of such a voluntary case; (ii) the filing against either of them of a petition commencing an involuntary case under said Title 11 and such petition is not dismissed or stayed pending appeal within 60 days;
(iii) the seeking by either of them of relief as a debtor under any applicable law, other than said Title 11; or (iv) either Party becoming generally unable to meet its debts as they become due for a period of at least one fiscal quarter.

     10.2.2 Notwithstanding the above, the sixty (60 day cure period set forth in subsection 10.2.1 above will apply to only one event of (i) late payment of royalty payments by PhotoDisc hereunder, and (ii) late delivery of Agreement Images by Index Stock hereunder; and subsequent late payments of royalties or late delivery of Agreement Images will be subject to a ten (10) day cure period.

     10.2.3 If this Agreement is terminated for any of the reasons mentioned in subsection 10.2.1 or for any other reason, PhotoDisc agrees to immediately cease production of additional Agreement Photodiscs and to cease all efforts to market Agreement Photodiscs other than those necessary to sell any inventory remaining on the date of termination. PhotoDisc further agrees that all obligations to pay royalties to Index Stock on such sales will survive termination of this contract.

     11. Miscellaneous.

     11.1 Binding Effect and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns. The previous sentence notwithstanding, however, except as expressly provided in this Agreement, neither Party will assign its rights and obligations, nor delegate its duties, hereunder without the prior written consent of the other Party; provided, that if either party unreasonably refuses to consent to the transfer of this Agreement by the other, then this Agreement will remain in effect for six months following the date of such refusal. For purposes of this provision, a material change in control of either Party will be considered an attempt to assign the rights conveyed by this Agreement. A "material change in control" will be deemed to have taken place with any statutory merger, consolidation or share exchange in which an unaffiliated party is the survivor or owner of at least 51% of the stock of any resulting entity. If no such statutory transaction takes place, a material change of control will be deemed to occur if, as of the end of any calendar year, at least 51% of the Party's outstanding common stock is owned by parties that did not own such stock as of the beginning of such year except in the event of a public offering of shares by the party. However, the previous two sentences notwithstanding, a transfer of rights by a Party to another party who assumes performance of all of the terms and obligations of this agreement and that is affiliated to it and is under common control will not be considered an assignment, provided both the original and affiliated party are subject to all terms of this Agreement and the transferring party remains bound by and subject to all of the terms and obligations of this Agreement.

     11.2 Expenses. The Parties will bear all of their own expenses in connection with the negotiation, preparation and execution of this Agreement.

     11.3 Entire Agreement. This Agreement, including all Exhibits attached hereto, constitutes the entire Agreement among the Parties and may not be modified, supplemented or contradicted by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms. There are no representations, warranties, collateral agreements or conditions affecting this transaction other than as are expressed or referred to herein in writing.

     11.4 Amendments; Waivers. This Agreement may not be amended, modified or terminated except by an instrument inwriting signed by an authorized representative of each Party. The course of dealing between the Parties will not be deemed to affect, modify, amend, or discharge any provision or term of this Agreement. A delay on the part of either Party in the exercise of its or his rights or remedies will not operate as a waiver of such rights or remedies, and a single or partial exercise by a Party of any such right or remedy will not preclude other or further exercises of that right or remedy. A waiver of a right or remedy on any one occasion will not be construed as a bar to or waiver of any such right or remedy on any other occasion. The course of dealing between the Parties will not be deemed to affect, modify, amend, or discharge any provision or term of this Agreement.

     11.5 Enforceability. If any provision of this Agreement is held or deemed to be invalid or unenforceable to any extent when applied to any person or circumstance, the remaining provisions and the enforcement of such provisions on other persons or circumstances will not be affected thereby, and each provision hereof will be enforced to the fullest extent allowed.

     11.6 Notices. All notices, requests, demands, and other communications given under this Agreement will be in writing and will be deemed to have been duly given at the time of delivery if personally delivered or delivered via facsimile and, if addressed correctly, one day after deposit for delivery if delivered via recognized overnight courier and 72 hours after such deposit if mailed first class, postage prepaid. "Addressed correctly" will mean addressed to the Parties at the addresses set forth below, or at such other address as a Party hereto may designate at any time in writing by notice to the other pursuant to this Section:

                  If to Index  Stock:  Bahar Gidwani
                                       Chief Executive Officer
                                       126 Fifth Ave. 7th Floor
                                       New York, NY 10011

                  With a copy to:      Schneck, Weltman Hashmall & Mischel
                                       1285 Avenue of the Americas
                                       Neow York, NY 10019
                                       Attn.: Arthur Schneck, Esq.

                  If to PhotoDisc:     Tom Hughes
                                       President
                                       2013 Fourth Avenue
                                       Seattle, WA 98121

                 With a copy to:      Graham & Dunn
                                      33rd Floor, 1420 Fifth Avenue
                                      Seattle, WA 98101-2390
                                      Attn.: Keith C. Cochran, Esq.

     11.7 Governing Law and Construction. This Agreement will be construed and enforced in accordance with the laws of the State of Washington. Its language is and will be deemed to be the language chosen by the Parties jointly to express their mutual intent. No rule of construction based on which Party drafted the Agreement or certain of its provisions will be applied against any Party.

     11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     11.9 Attorneys Fees. In the event it is necessary for any Party to retain an attorney to enforce any of the provisions hereof, then the substantially successful Party will be entitled to reasonable attorneys' fees from the substantially unsuccessful Party, including fees incurred in both trial or appellate courts, and all court and accounting costs.

     IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first above written.

            "PhotoDisc"                       PHOTODISC, INC.

                                       By:/s/
                                          -------------------------------------
                                              Mark Torrance, Chairman

            "Index Stock"                     INDEX STOCK, INC.

                                       By:/s/
                                          -------------------------------------

                                              Its:-----------------------------
                                                        CEO
                                                  -----------------------------

           EXHIBIT A TO PHOTODISC, INC. & INDEX STOCK PHOTOGRAPHY INC.

                     MASTER LICENSING/DISTRIBUTION AGREEMENT

                   Title Development Order & Specification(s)

     [Each Order to be initialed and dated by each Party and attached behind this page once agreed upon.]